Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 12, 2022, relating to the financial statements of Altamira Therapeutics Ltd. appearing in the Annual Report on Form 20-F of Altamira Therapeutics Ltd. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte AG

/s/ Ronald Mueller	/s/ Adrian Kaeppeli

Zurich, Switzerland
December 16, 2022